                                                                    EXHIBIT 99.3


                    [LETTERHEAD OF CHARLES WEBB & COMPANY]



TO MEMBERS AND FRIENDS OF
ADVANCE FINANCIAL SAVINGS BANK
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Charles Webb & Company, a member of the National Association of Securities
Dealers, Inc. ("NASD"), is assisting Advance Financial Savings Bank, FSB (the "Bank") in its conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent offering of shares of common stock by Advance Financial Bancorp (the "Company"), the newly formed corporation that will serve as holding company for the Bank following the conversion.

At the request of the Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Company's common stock being offered to customers and the community through XXXX XX, 1996. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 1015 Commerce Street, Wellsburg, West Virginia or feel free to call the Stock Information Center at (304) xxx-xxxx.

Very truly yours,


Charles Webb & Company

XXXXX XX, 1996


Dear Friend:

          We are pleased to announce that Advance Financial Savings Bank, FSB (the "Bank") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Advance Financial Bancorp, the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

          Because we believe you may be interested in learning more about the merits of Advance Financial Bancorp's stock as an investment, we are sending you the following materials which describe the stock offering.

          PROSPECTUS: This document provides detailed information about operations at the Bank and the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is X:00 p.m., XXXX XX, 1996.

          CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

          As a friend of the Bank, you will have the opportunity to buy stock directly from Advance Financial Bancorp in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (304) XXX-XXXX, Monday through Friday from X:00 a.m. to X:00 p.m. or stop by the Stock Information Center at 1015 Commerce Street, Wellsburg, West Virginia.

          We are pleased to offer you this opportunity to become a charter shareholder of Advance Financial Bancorp.

Sincerely,



Stephen M. Gagliardi
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXX XX, 1996


Dear Member:

          We are pleased to announce that Advance Financial Savings Bank, FSB (the "Bank") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Advance Financial Bancorp, the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering to certain of our depositors, to our Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion.

          To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Advance Financial Savings Bank's Plan of Conversion has been approved by the Federal Deposit Insurance Corporation and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

          Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for XXXXX XX, 1996. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

          The Board of Directors of the Bank feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of the Bank to become shareholders. Please remember:

 .         Your accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

 .         There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

 .         Members have a right, but no obligation, to buy stock before it is offered to the public.

 .         Like all stock, stock issued in this offering will not be insured by the FDIC.

          Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Advance Financial Bancorp, you must submit your Stock Order Form, Certification Form, and payment prior to X:00 p.m. XXXX XX, 1996.

          If you have additional questions regarding the stock offering, please call us at (304) XXX-XXXX, Monday through Friday from X:00 a.m. to X:00 p.m., or stop by the Stock Information Center located at 1015 Commerce Street in Wellsburg, West Virginia.

Sincerely,



Stephen M. Gagliardi
Chairman, President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

XXXXX XX, 1996


Dear Member:


          We are pleased to announce that Advance Financial Savings Bank, FSB (the "Bank") is converting from a federally mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Advance Financial Bancorp, the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering.

          Unfortunately, Advance Financial Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Advance Financial Bancorp.

          However, as a member of the Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX XX, 1996. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

          I invite you to attend the Special Meeting on XXXXX XX, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Stephen M. Gagliardi
Chairman, President and Chief Executive Officer

XXXX XX, 1996


Dear Prospective Investor:

          We are pleased to announce that Advance Financial Savings Bank, FSB (the "Bank") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, Advance Financial Bancorp, the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

          We have enclosed the following materials which will help you learn more about the merits of Advance Financial Bancorp's common stock as an investment. Please read and review the materials carefully.

          PROSPECTUS: This document provides detailed information about operations at the Bank and the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:00 p.m., XXXX XX, 1996.

          CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

          We invite our loyal customers and local community members to become charter shareholders of Advance Financial Bancorp. Through this offering you have the opportunity to buy stock directly from Advance Financial Bancorp, without commission or fee. The board of directors and senior management of the Bank fully support the stock offering.

          If you have additional questions regarding the Conversion and stock offering, please call us at (304) XXX-XXXX, Monday through Friday from x:00 a.m. to x:00 p.m. or stop by the Stock Information Center located at 1015 Commerce Street in Wellsburg, West Virginia.

Sincerely,



Stephen M. Gagliardi
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

- --------------------------------------------------------------------------------
STOCK OFFERING QUESTIONS
AND ANSWERS

- --------------------------------------------------------------------------------


Advance Financial Bancorp


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT CONVERSION

The Board of Directors of Advance Financial Savings Bank, FSB (the "Bank") unanimously adopted a Plan of Conversion (the "Plan") to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank.

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Advance Financial Bancorp, (the "Company"), the newly formed corporation that will serve as holding company for the Bank following the conversion.

Investment in the stock of Advance Financial Bancorp involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE BANK CONVERTING TO STOCK FORM?
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The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Bank will raise additional capital enabling it to:

 .         support and expand its current financial and other services.

 .         allow customers and friends to purchase stock and share in the
          Company's and the Bank's future.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
- --------------------------------------------------------------------------------
No. The Plan will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
- --------------------------------------------------------------------------------
Certain past and present depositors of the Bank, the Company's Employee Stock Ownership Plan and members of the general public.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
- --------------------------------------------------------------------------------
Advance Financial Bancorp is offering up to X,XXX,X00 shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MUCH STOCK MAY I BUY?
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The minimum order is 25 shares. No person, together with associates of and persons acting in concert with such person, may purchase more than $XXX,000 of the common stock sold.

DO MEMBERS HAVE TO BUY STOCK?
- --------------------------------------------------------------------------------
No. However, the Plan will allow the Bank's depositors an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER STOCK?
- --------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and the Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by X:00 p.m. on XXXXX XX, 1996.

HOW MAY I PAY FOR MY SHARES OF STOCK?
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First, you may pay for stock by check, cash or money order. Interest will be paid by the Bank on these funds at the passbook rate, which is currently X.0% per annum, from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdrawal funds from your Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan.

CAN I PURCHASE SHARES USING FUNDS IN MY BANK IRA ACCOUNT?
- --------------------------------------------------------------------------------
Federal regulations do not permit the purchase of conversion stock from your existing Bank IRA account. To accommodate our depositors however, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.

WILL THE STOCK BE INSURED?
- --------------------------------------------------------------------------------
No. Like any other common stock, the Company's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
- --------------------------------------------------------------------------------
The Board of Directors of the Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE STOCK BE TRADED?
- --------------------------------------------------------------------------------
The Company's stock will trade on the Nasdaq Stock Market Small Caps under the symbol "XXXX". However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF THE BANK PLANNING TO PURCHASE STOCK?
- --------------------------------------------------------------------------------
Yes! the Bank's officers and directors plan to purchase, in the aggregate, $XXX,000 worth of stock or approximately X.X% of the stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
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No.  You will not be charged a commission or fee on the purchase of shares in the Plan.

SHOULD I VOTE?
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Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
- --------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
- --------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $X00, or fraction thereof, on deposit as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
- --------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN X:00 A.M. AND X:00 P.M. MONDAY THROUGH FRIDAY.

                    STOCK INFORMATION CENTER (304) XXX-XXXX



                          Advance  Financial Bancorp
                             1015 Commerce Street
                             Wellsburg, WV  26070
                             Phone (304) 737-3531
                              Fax (304) 737-3154